UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2018 (April 30, 2018)

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-32347

(Commission File Number)

Delaware (State of Incorporation)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 9.01 Financial Statements and Exhibits

Signatures

Exhibit Index

Exhibit 99.1

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01      Entry into a Material Definitive Agreement.

On April 30, 2018, Geotérmica Platanares, S.A. de C.V. (“Platanares”), a Honduran sociedad anónima de capital variable and an indirect subsidiary of Ormat Technologies, Inc. (the “Company”), entered into a Finance Agreement (the “Finance Agreement”) with Overseas Private Investment Corporation (“OPIC”), an agency of the United States of America, pursuant to which OPIC will provide to Platanares senior secured debt financing in an aggregate principal amount of up to $124.7 million (the “OPIC Loan”), the proceeds of which will be used principally for the reimbursement of certain costs incurred by Platanares in connection with the development, engineering, procurement and construction of an approximately 35 MW geothermal power plant located in western Honduras (the “Project”).

The OPIC Loan may be funded to Platanares in up to three total disbursements of not less than $10 million and in multiples of $100,000 in excess thereof, with no more than one disbursement in any fiscal quarter. The OPIC Loan has a maturity date of September 20, 2032 and is to be repaid in approximately 58 equal quarterly principal installments on the 20th day of each March, June, September and December. Interest is payable on the OPIC Loan in arrears on each quarterly payment date at a rate to be determined by reference to the interest rate on the applicable certificates of participation to be issued to fund the OPIC Loan and an OPIC guaranty fee.

Disbursements of the OPIC Loan are subject to the satisfaction or waiver of certain conditions precedent, including, among others, delivery of a disbursement request by Platanares to OPIC, delivery of evidence that the Debt to Equity Ratio (as defined in the Finance Agreement) is no greater than 75:25, receipt by OPIC of a certificate of an independent engineer and receipt by OPIC of evidence that funds or assets with a value in excess of a minimum threshold are on deposit in a debt service reserve account.

Under the Finance Agreement, Platanares may, upon prior written notice to OPIC, make voluntary prepayments of the OPIC Loan, in whole or in part, in a minimum partial prepayment amount of $5,000,000, together with payment to OPIC of all accrued but unpaid interest on the principal amount of the OPIC Loan to be prepaid, plus a prepayment premium. The prepayment premium is equal to (i) 2% of the principal amount of the OPIC Loan to be prepaid for any voluntary prepayment in the first or second year following expiration of the Commitment Period (as defined in the Finance Agreement) and (ii) 1% of the principal amount of the OPIC Loan to be prepaid for any voluntary prepayment in the third year following expiration of the Commitment Period. There is no prepayment premium for any voluntary prepayment in the fourth year following expiration of the Commitment Period or thereafter. The OPIC Loan is also subject to customary mandatory prepayment upon the occurrence of certain events, including, among others, (i) receipt by Platanares of compensation or damages in excess of a certain threshold following a dispute that results in a material adverse change to the primary power purchase agreement for the Project, (ii) receipt by Platanares of a termination or indemnity payment from a third party (other than OPIC) or expropriation proceeds from a governmental authority upon the termination of any project documents or the condemnation, nationalization, seizure or expropriation of all or a substantial portion of the Project or property of Platanares by a governmental authority, respectively, and (iii) receipt by Platanares of sale proceeds in excess of a certain threshold from the disposition of all or any part of the property of Platanares, subject to certain exceptions.

The OPIC Loan will be secured by a first priority lien on all of the assets and ordinary shares of Platanares.

The Finance Agreement contains customary representations, warranties and affirmative and negative covenants applicable to Platanares. Affirmative covenants include, among others, covenants to operate and maintain the Project in accordance with applicable legal requirements, the annual operating budget and good industry practice, to maintain insurance, to prepare and deliver financial statements, to prepare an annual operating budget for approval by OPIC, to maintain a projected and historic debt service coverage ratio of no less than 1.1 to 1 and to maintain on deposit in a debt service reserve account funds or assets with a value in excess of a minimum threshold. Negative covenants include, among others, covenants that restrict Platanares from creating certain liens and incurring certain indebtedness, making certain payments or other distributions to its equity holders, selling, leasing or disposing of its assets, subject to certain exceptions, or merging, and amending its organizational documents or certain material contracts relating to the Project.

The Finance Agreement also contains customary events of default, including, among others, failure to pay principal, interest or other amounts when due, non-payment or acceleration of other indebtedness of Platanares, the occurrence of a change of control of Platanares without the prior approval of OPIC, expropriation, judgments rendered against Platanares in excess of a certain threshold, failure to comply with covenants, a voluntary abandonment of the Project and the occurrence of certain bankruptcy events, subject to various exceptions and applicable notice, cure and grace periods.

A copy of the press release announcing the Finance Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release of the Company dated May 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By:	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer

Date: May 4, 2018

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company dated May 3, 2018